UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report: January 30, 2012 (January 27, 2012)

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Results Way

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On January 27, 2012, Nycomed Danmark ApS (“Nycomed”) notified DURECT Corporation, a Delaware corporation (“DURECT”), that Nycomed is terminating, effective April 26, 2012, the Development and License Agreement between Nycomed and DURECT dated November 26, 2006, as amended (the “License Agreement”) relating to the development and commercialization of POSIDUR™ (SABER™-Bupivacaine) in Europe and their other licensed territories. POSIDUR is a post-operative pain relief depot that utilizes DURECT’s patented SABER™ technology to deliver bupivacaine and is designed to provide up to three days of pain relief after surgery. Nycomed’s termination returns to DURECT the rights to develop and commercialize POSIDUR in Europe and Nycomed’s other licensed territories. Nycomed has committed to assist in an orderly and rapid transition of this program back to DURECT.

Under the terms of the License Agreement, Nycomed paid DURECT an upfront license fee of $14 million, with the potential of an additional $180.5 million in performance milestone payments based on the successful development, approval and commercialization of POSIDUR in territories as defined in the agreement. Of these potential milestones, $18 million were development-based milestones (of which $8 million has been achieved), and $170.5 million were sales-based milestones (none of which has been achieved).

Prior to the amendment in February 2011, the agreement provided for DURECT and Nycomed to jointly direct and equally fund the non-clinical and Chemistry, Manufacturing, and Controls (CMC) activities for POSIDUR for the U.S. and E.U. territories. The 2011 amendment provided that during the period commencing from January 1, 2011 until a specified period after the results are delivered from DURECT to Nycomed from DURECT’s U.S. Phase III clinical trial for POSIDUR referred to as BESST (Bupivacaine Effectiveness and Safety in SABER Trial) (such period the Interim Period), DURECT assumed full funding responsibility and final decision making authority for these activities. Furthermore, during this Interim Period, Nycomed’s development and commercialization responsibility relating to POSIDUR for the territory licensed to Nycomed was confined to bringing its E.U. Phase IIb Clinical Trial in shoulder surgery to a full completion. The results of this trial will be transferred to DURECT.

A copy of DURECT’s press release regarding this termination is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of DURECT Corporation dated January 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: January 30, 2012	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of DURECT Corporation dated January 30, 2012